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                                                                    EXHIBIT 31.1

                  Certification of Principal Executive Officer

I, Robert J. Laikin, Chairman of the Board and Chief Executive Officer of Brightpoint, Inc., certify that:

1. I have reviewed this annual report on Form 10-K/A of Brightpoint, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: November 25, 2003

                               /s/ Robert J. Laikin
                               -------------------------------------------------
                               Robert J. Laikin
                               Chairman of the Board and Chief Executive Officer